SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)             May 14, 2004

                           CENTURY REALTY TRUST
______________________________________________________________________________
             (Exact Name of Registrant as Specified in Charter)

          Indiana                          0-7716            35-1284316
________________________________       _____________      ____________________
(State or Other Jurisdiction of         (Commission        (IRS Employer or
       Incorporation)                    File Number)      Identification No.)


823 Chamber of Commerce Building, Indianapolis, Indiana         46204
______________________________________________________________________________
 (Address of Principal Executive Offices)                      (Zip Code)



Registrant's Telephone Number, Including Area Code)        (317) 632-5467
______________________________________________________________________________


                                 Not Applicable
______________________________________________________________________________
           (Former Name or Former Address if Changed Since Last Report




Item 12.  Results of Operations and Financial Condition.

        This Current Report on Form 8-K is for the purpose of furnishing to the commission, without filing, the press release dated May 14, 2004, that announced a net loss for the the three months ended March 31, 2004. The text of that press release is set forth in Exhibit 99.36 hereto.


Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.


         Exhibit No.                     Description
         ___________                     ___________

         99.36                           Press Release dated May 14, 2004







                            CENTURY REALTY TRUST

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      CENTURY REALTY TRUST




May 14, 2004                          By: /s/ John I. Bradshaw, Jr.
_______________                          ____________________________________
    Date                                  John I. Bradshaw, Jr.
                                          President and Treasurer
                                          Chief Executive Officer








PRESS RELEASE
                                                               EXHIBIT 99.36
CENTURY REALTY TRUST
320 N. Meridian St., Suite 823, Indianapolis, IN 46204
Contact:	John I. Bradshaw, Jr.
Phone:	        (317) 632-5467
FAX:		(317) 685-1588

FOR IMMEDIATE RELEASE

                              CENTURY REALTY TRUST ANNOUNCES EARNINGS

	Century Realty Trust today reported a consolidated net loss for its first quarter ended March 31, 2004, of $59,306 or $.03 per share, and positive funds from operations of $334,015, or $0.19 per share, on gross revenue from continuing operations of $2,935,594. For the same period a year ago, the Trust reported net income of $51,576, or $0.03 per share, and funds from operations of $449,636, or $.25 per share, on gross revenue from continuing operations of $2,834,348. Neither period included gain from the sale of property. Per share amounts are both basic and diluted.

	In April, 2004 the Trust sold an Indianapolis apartment community that it had owned since 1973 for $3,150,000. At March 31, 2004, that property was reported on the balance sheet of the Trust as real estate held for sale in the amount of $447,899, net of $1,680,259 allowances for depreciation. For the quarter ended March 31, 2004, the property subsequently sold accounted for $10,637 of the reported net loss and $20,173 of the reported funds from operations. For the quarter ended March 31, 2003, that property accounted for $28,941 of the reported net income and $49,386 of the reported funds from operations.

	The decline in operating results for the quarter ended March 31, 2004 from the comparable period a year ago resulted primarily from an increase in operating expenses and real estate taxes that more than offset an increase in income from rental operations. Most of the increase in operating expenses in the 2004 period resulted from aggressive marketing efforts to reduce the number of vacant apartment units. Economic occupancy of the Trust's apartments, which account for 94% of its gross operating income, averaged 83.4% during the first quarter of 2004, up slightly from 83.3% during the comparable period of 2003.
Physical occupancy did improve from 88% to 90% during the first quarter, however, the economic impact of that increase was diminished by selective discounts in rental rates at some locations.

	Real estate industry analysts generally consider "Funds from Operations" to be an appropriate measure of performance of an equity REIT. Funds from operations is defined as income before gains (losses) on investments and extraordinary items adjusted for certain non-cash items, primarily provisions for depreciation. Funds from operations does not represent cash flow from operations, and should not be considered an alternative to net income as a measure of operating performance.
In addition, comparability to other companies that report funds from operations is not recommended due to differences in the definitions and methods of calculation used by various companies. For purposes of computing the per share amounts, the minority interest in funds from operations provided by consolidated partnership-owned properties is excluded.
Following is a reconciliation of net income (loss) to funds from operations:

                                             Three Months Ended
                                                  March 31,
                                          ________________________
                                             2004          2003
                                          __________    __________
     Net Income (loss)                    ($ 59,306)     $ 51,576
     Plus Depreciation                      410,857       418,919
     Less Minority interest
       portion of depreciation              (15,586)      (18,909)
     Less Depreciation, other than
       investment properties                 (1,950)       (1,950)
                                          __________    __________
     Funds from operations
       allocable to the Trust              $334,015      $449,636
                                          __________    __________
                                          __________    __________

     Income for quarters ended March 31, 2004 and 2003 was not reduced by federal income tax because the Trust is treated as a Real Estate Investment Trust, and distributed all of its otherwise taxable income to its shareholders.

	The average number of outstanding shares of the Trust for the three months ended March 31, 2004 and 2003 was 1,784,684 and
1,764,120, respectively,   At March 31, 2004, the Trust had
total assets of $45,530,997 and shareholders' equity of $8,611,716. At March 31, 2003, the Trust had total assets of
$45,549,180 and shareholders' equity of $8,643,552.

Indianapolis, IN., May 14, 2004